As filed with the Securities and Exchange Commission on May 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harte-Hanks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-1677284
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

200 Concord Plaza Drive, Suite 800

San Antonio, Texas 78216

210-829-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harte-Hanks, Inc. 2005 Omnibus Incentive Plan

(Full Title of Plan)

Bryan J. Pechersky

Senior Vice President, General Counsel & Secretary

Harte-Hanks, Inc.

200 Concord Plaza Dr., Suite 800

San Antonio, TX 78216

(210) 829-9000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $1.00 par value per share	4,600,000 shares (1)	$8.75(2)	$40,250,000.00(2)	$2,245.95
Total	4,600,000 shares (1)	$8.75(2)	$40,250,000.00(2)	$2,245.95

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	For the purpose of computing the registration fee only, the price shown is based upon the price of $8.75 per share, the average of the high and low sales prices for the Common Stock of Harte-Hanks, Inc. on the New York Stock Exchange on May 8, 2009 in accordance with Rule 457(h).

EXPLANATORY NOTE

Harte-Hanks, Inc., a Delaware corporation (the “Registrant”), previously filed a Registration Statement on Form S-8 (File No. 333-127993) on August 31, 2005 (the “Prior Statement”) registering 4,570,000 shares of the Registrant’s Common Stock, par value $1.00 per share, underlying equity awards granted under Registrant’s 2005 Omnibus Incentive Plan (the “2005 Plan”). The Registrant’s board of directors and stockholders subsequently approved an amendment to the 2005 Plan that increased the number of shares authorized for issuance under the 2005 Plan from 4,570,000 to 9,170,000. This Registration Statement relates to securities of the same class as that to which the Prior Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference in this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 2, 2009;

(b)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 5, 2009;

(c)	Registrant’s Current Report on Form 8-K filed with the Commission on February 2, 2009;

(d)	Registrant’s Current Report on Form 8-K filed with the Commission on February 13, 2009; and

(e)	The description of Registrant’s Common Stock, par value $1.00 per share, contained in the Registrant’s registration statement on Form 8-A, dated October 7, 1993 (File Number 33-69202), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement. Information that the Registrant elects to furnish, but not file, or has furnished, but not filed, with the Commission in accordance with Commission rules and regulations is not incorporated into this Registration Statement and does not constitute a part hereof.

Item 8.	Exhibits

Reference is made to the Exhibit Index which appears below in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 12, 2009.

HARTE-HANKS, INC.

By:	/s/ Bryan J. Pechersky
Bryan J. Pechersky
Senior Vice President, General Counsel & Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of Harte-Hanks, Inc. hereby severally constitute and appoint Douglas C. Shepard and Bryan J. Pechersky, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Harte-Hanks, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Larry D. Franklin Larry D. Franklin	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)	May 12, 2009

/s/ Douglas C. Shepard Douglas C. Shepard	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2009

/s/ Jessica M. Huff Jessica M. Huff	Vice President, Finance, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 12, 2009

/s/ David L. Copeland	Director	May 12, 2009
David L. Copeland

/s/ William F. Farley	Director	May 12, 2009
William F. Farley

/s/ William K. Gayden	Director	May 12, 2009
William K. Gayden

/s/ Christopher M. Harte	Director	May 12, 2009
Christopher M. Harte

/s/ Houston H. Harte	Director, Vice-Chairman of the Board	May 12, 2009
Houston H. Harte

/s/ Judy C. Odom	Director	May 12, 2009
Judy C. Odom

/s/ Karen A. Puckett	Director	May 12, 2009
Karen A. Puckett

EXHIBIT INDEX

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation as amended through May 5, 1998 (filed as Exhibit 3(e) to the Company’s Form 10-Q for the six months ended June 30, 1998 and incorporated by reference herein)

4.2	Second Amended and Restated Bylaws (filed as Exhibit 3(b) to the Company’s Form 10-Q for the nine months ended September 30, 2001 and incorporated by reference herein)

4.3	Harte-Hanks, Inc. 2005 Omnibus Incentive Plan (as Amended and Restated effective February 13, 2009) (filed as Exhibit 10.1 to the Company’s Form 8-K dated February 13, 2009 and incorporated by reference herein)

4.4	Amendment to Harte-Hanks, Inc. 2005 Omnibus Incentive Plan, dated as of May 12, 2009

5.1	Opinion of Cox Smith Matthews Incorporated with respect to the legality of the securities being registered

23.1	Consent of Cox Smith Matthews Incorporated (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included on the signature page hereof)